Exhibit 10.15

Translation of Agreement on Prescription and Industrialization Development of Tibetan Medicine

Party A: Kunming Institute of Botany of Chinese Academy of Sciences

Party B: Yunnan Shangri-la Tibetan Pharmaceutical Group Limited

With a view to effectively carry out the project of “Modern Research & Industrialization Development of Chinese Traditional Medicine” as well as “Prescription and Industrialization Development of Tibetan Medicine” advocated by the Life Science and Technology Centre of Science and Technology Ministry, both parties, through flexibility research and friendly negotiation, entered into the Agreement herein as the following terms and conditions on the basis of sincere cooperation and mutual development.

1 Cooperation Item

Both parties agree that the mutual cooperation shall be focused on the newly-developed varieties of Tibetan medicine as well as its industrialization and promulgation.

2 Cooperation Way

Party B shall pay RMB 360,000.00 as the technical service fees to Party A annually, with the installment of RMB90, 000.00 quarterly.

Party A takes responsibility of normalization of Tibetan medicine prescription, research, experiment, technical development, and related materials.

Party B takes responsibility of trial production, markets exploitation, public co-ordination relationship and the required procedures by Pharmaceutical Supervision Bureau.

3 Obligation and Rights for both parties

Party A:

1)	During the whole cooperation process, Party A shall be responsible for the trial experiment of “Modern Research & Industrialization Development of Chinese Traditional Medicine” by Science and Technology Ministry as well as its prescription and technology until the achievements are obtained.

2)	During the whole cooperation process, Party A shall dispatch the technical personnel on the research site to ensure that the experiment criterion of Tibetan Medicine Varieties can be guaranteed.

3)	Party A shall make a formal summary of the experiment research results, formulate the Standard Operation Procedures and then submit the said research results to Science and Technology Ministry.

4)	Party A shall apply to Science and Technology Ministry for the protection of related patents and intellectual property rights as the main party with Party B’s being the subsidiary.

5)	In the event that the personnel of Party A need to be engaged in such activities as communication, visit, or investigation at home and abroad upon the prior permission of Party B, Party B shall bear all the related expenses or fees.

Party B:

1)	Party B shall be responsible for the collection of the needed funds and pay RMB 360,000.00 as the technical service fees to Party A annually, with the installment of RMB90, 000.00 quarterly.

2)	Party B shall be responsible for the operation, management and supervision of the whole production process.

3)	Party B shall be responsible for the investigation & research, exploitation and sales of marketing.

4)	Party B is entitled to possess all the ownership and marketing operation rights to all the famous-brand Tibetan medicine products of the related items in the Agreement hereunder.

4	Both parties shall not publish, disclose or disseminate any technical materials obtained in the cooperation item under this agreement.

5	This Agreement will commence on the Effective Date of Dec1st, 2006 until Nov 30th, 2011 with a 5-year effective term.

6	Anything else not contained in this agreement shall be supplemented in writing by mutual friendly consultation.

7	This agreement is in quadruplicate and each party shall two copies, each copy being equally authentic and assuming the same legal effect.

Party A: Kunming Institute of Botany of Chinese Academy of Sciences

Authorized Person: Jun Zhou (Signature)

Kunming Institute of Botany of Chinese Academy of Sciences (Seal)

Party B: Yunnan Shangri-La Tibetan Pharmaceutical Group Limited

Authorized Person: Hong Yu (Signature)

Yunnan Shangri-La Tibetan Pharmaceutical Group Limited (Seal)

Time of Signature: Dec 29th, 2006

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